Exhibit 10.17

LEASE

BETWEEN

IRVINE SPECTRUM TERRACE I LLC

AND

ALTERYX, INC.

LEASE

THIS LEASE is made as of October 14, 2019, by and between IRVINE SPECTRUM TERRACE I LLC, a Delaware limited liability company, hereafter called “Landlord,” and ALTERYX, INC., a Delaware corporation, hereafter called “Tenant.”

ARTICLE 1. BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.    Tenant’s Trade Name: N/A

2. Premises:	The Premises are more particularly described in Section 2.1.
Address of Buildings:	17100 Laguna Canyon Road, Irvine, CA 92618 (“17100 Building”) 17200 Laguna Canyon Road, Irvine, CA 92618 (“17200 Building”) (collectively, “Building”)
Project Description:	Spectrum Terrace (as shown on Exhibit Y to this Lease)
3.    Use of Premises: General office and any lawful use ancillary thereto, and for no other use.

4.    Commencement Date: See Section 3.1

5.
Lease Term: 84 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month, and subject to two 60-month extension periods pursuant to Section 7 of Exhibit G to this Lease.

6.    Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1 to 12	$3.30	$601,877.00
13 to 24	$3.42	$623,764.00
25 to 36	$3.54	$645,650.00
37 to 48	$3.66	$667,536.00
49 to 60	$3.79	$691,247.00
61 to 72	$3.92	$714,957.00
73 to 84	$4.06	$740,491.00

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not then in Default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 6 full calendar months of Basic Rent in the aggregate amount of $3,611,262.00 (i.e. $601,877.00 per month) (the “Abated Basic Rent”) for the first 6 full calendar months of the Term (the “Abatement Period”). In the event of a default by Tenant under the terms of the Lease that results in termination of the Lease, then as a part of Landlord’s recovery (but only to the extent Landlord is not otherwise “made whole” for the Abated Basic Rent hereunder through its recovery of leasehold damages), Landlord shall be entitled to the recovery of the then unamortized remaining balance of the Abated Basic Rent (such amortization being calculated on a straight line basis over the initial 84-month Lease Term and such balance being determined as of the date of Tenant’s Default). The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

7.	Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8. Floor Area of Premises: approximately 182,387 rentable square feet

Floor Area of 17100 Building: approximately 116,261 rentable square feet

Alteryx, Inc.

Floor Area of 17200 Building: approximately 116,261 rentable square feet

9. Security Deposit: $814,540.00

10.	Broker(s): Irvine Management Company ("Landlord's Broker") is the agent of Landlord exclusively and CBRE/Newport Beach ("Tenant's Broker") is the agent of Tenant exclusively.

11.	Parking: 729 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.

12. Address for Payments and Notices:

LANDLORD	TENANT
Payment Registration Address:

Email tenantportal@irvinecompany.com to request an account for the Tenant Payment Portal

Notice Address:

550 Newport Center Drive
Newport Beach, CA 92660
Attn: Senior Vice President, Property Operations
Irvine Office Properties

Prior to the Commencement Date:

ALTERYX, INC.
3345 Michelson Drive, Suite 400
Irvine, CA 92614
Attn: Christopher Lal, Chief Legal Officer

After the Commencement Date:

17200 Laguna Canyon Road, Suite 100
Irvine, CA 92618
Attn: Christopher Lal, Chief Legal Officer

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A    Description of Premises
Exhibit B    Operating Expenses
Exhibit C    Utilities and Services
Exhibit D    Tenant’s Insurance
Exhibit E    Rules and Regulations
Exhibit F    Parking
Exhibit G    Additional Provisions
Exhibit G-1    First Right Space
Exhibit H    Landlord’s Disclosures
Exhibit X    Work Letter
Exhibit Y    Project Description

Alteryx, Inc.

ARTICLE 2. PREMISES

2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the initial Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). The Premises consist of all of the Floor Area of the 17200 Building identified in Item 2 of the Basic Lease Provisions and a portion of the Floor Area of the 17100 Building identified in Item 2 of the Basic Lease Provisions known as Suites 150, 300, and 400, which are a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct.

2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease. Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list. The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within 30 days after the Commencement Date (as defined herein). If there is no Work Letter, or if no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises. Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

2.3. CONDITION AND MAINTENANCE OF BUILDING STRUCTURES AND BUILDING SYSTEMS. Notwithstanding the foregoing or anything in this Lease to the contrary, Landlord hereby warrants to Tenant that the base Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, windows and seals, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cabs, base building washrooms, and main electrical room (collectively, “Building Structure”), the Common Areas, and the mechanical systems (including Building elevators), electrical, life safety, plumbing, sprinkler systems (connected to the core) and HVAC systems (collectively, “Building Systems”) shall, as of the date of the Delivery Date as defined in Section 3.1 below, be in good operating order and condition in accordance with manufacturers’ specifications and in compliance with all applicable laws that apply to new construction, and shall as of the Delivery Date be structurally sound and water tight as to the roof and perimeter walls and windows, and with all then existing wiring, cabling and conduits removed (“Delivery Condition”). Notwithstanding the foregoing, to the extent that any elements of the Building Structure or Building Systems shall be modified or altered as part of or in connection with the Tenant Improvements, Landlord’s warranty with respect to the Delivery Condition shall expressly exclude such elements. Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty on or before 120 days following the date Tenant commences business operations from the Premises, then Landlord shall, notwithstanding anything to the contrary contained in this Lease or the Work Letter attached as Exhibit X to this Lease, at Landlord’s sole cost and expense and without deduction from the Landlord Contribution as set forth in Section II of Exhibit X, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord's cost and expense to the extent necessary to allow Tenant to obtain the equivalent of a certificate of occupancy and to allow Tenant to conduct normal and customary business office operations. In addition, Landlord shall be responsible, at its cost (except to the extent properly included in Project Costs), for correcting any violations of Title III of the Americans with Disabilities Act (ADA) of which it is notified by governmental authorities (or by which Tenant is notified by governmental authorities or which have to be cured or corrected in order for Tenant to obtain permits to construct its Tenant Improvements and as to which Tenant has notified Landlord of such occurrence or receipt of notice from governmental authorities). Landlord shall comply with all applicable laws relating to the base Building, provided that compliance with such applicable laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees.

ARTICLE 3. TERM

3.1. GENERAL. The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the earlier of (a) 22 weeks following the Delivery Date (as defined in this Section 3.1 below), which 22-week period shall be extended for Commencement Date Delays as defined in Section III of Exhibit X, or (b) the date Tenant commences its regular business activities within the Premises, but in no event earlier than January 1, 2020. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Commencement Memorandum") the actual Commencement Date and the expiration date (“Expiration Date") of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord's determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive.

Alteryx, Inc.

3.2. TENDER OF POSSESSION AND EARLY ENTRY. Following the Delivery Date, and delivery of proper evidence of all required funds, documents, and insurance pursuant to Exhibit D hereof, Landlord shall permit Tenant and its agents to enter the Premises in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and otherwise in accordance with the requirements of Section 7.3 of this Lease. The foregoing license to enter the Premises prior to the Commencement Date is however, conditioned upon the compliance by Tenant’s contractors with all reasonable requirements (that are not inconsistent with this Lease) imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms reasonably satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Rent. Except to the extent arising from Landlord’s negligence or willful misconduct, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the Premises extend the Commencement Date of the Lease except to the extent such failure results from a Commencement Date Delay as defined in Section III of Exhibit X. Notwithstanding the foregoing, in the event Tenant commences its regular business activities in the Premises prior to the Commencement Date but on or after January 1, 2020, Tenant shall pay Rent under the Lease as of the date Tenant commences its regular business activities in the Premises. For the avoidance of doubt, Tenant may commence its regular business activities in the Premises prior to January 1, 2020, and Tenant shall not be required to pay Rent until the Commencement Date.

ARTICLE 4. RENT AND OPERATING EXPENSES

4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset (except as otherwise provided herein) a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”). If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required. An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions, and 1 month’s estimated Tenant’s Share of Operating Expenses, for the Premises shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the appropriate calendar month of the Term after taking into account the Abatement Period, which installment shall, if necessary, be appropriately prorated to reflect the amount prepaid for that calendar month.

4.2. OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3. SECURITY DEPOSIT. Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.2 or any other provision of this Lease. Upon any breach of the foregoing obligations by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within 5 business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant's vacation of the Premises. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the Security Deposit to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default (as defined herein).

ARTICLE 5. USES

5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants

Alteryx, Inc.

of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, and with all energy usage reporting requirements of Landlord. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)).  Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.” Tenant shall have access to the Building, the Premises, and all parking that Tenant is entitled to under this Lease 24 hours per day 7 days per week, except as expressly otherwise stated in this Lease.

5.2. SIGNS. Except as set forth in Exhibit G below, and except for Landlord’s standard suite entry and, if applicable, lobby directory signage identifying Tenant’s name and/or logo, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building. Notwithstanding the foregoing, Tenant may install any signage within the interior of the 17200 Building without Landlord’s prior written consent, provided that such interior signage (i) shall not contain words or graphics which would reasonably offend a landlord of a comparable institutionally-owned office building located near the Project, (ii) is consistent with the quality and operation of the Project as a first-class business environment, and (iii) is reasonably related to the operation of Tenant’s business activities within the Premises and does not consist of marketing or other advertisement to the general public. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals, except to Landlord’s standard suite signage. Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard suite signage. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

5.3. HAZARDOUS MATERIALS. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws. Tenant acknowledges that it has read, understands and, if applicable, shall comply with the provisions of Exhibit H to this Lease, if that Exhibit is attached.

Landlord, to the best of Landlord’s knowledge (as hereinafter defined), represents to Tenant that except for customary office supplies and except as otherwise disclosed in Exhibit H, no hazardous or toxic materials are present in or about the Building as of the date of this Lease which are in violation of any applicable federal, state or local law, ordinance or regulation. Notwithstanding any such disclosure, should any such materials be discovered in, on, under or about any portion of the Project and should their remediation be legally required, then unless such materials were introduced by Tenant, its agents, employees, subtenants, vendors, licensees, invitees or contractors, Landlord shall remediate same at its expense and shall hold Tenant harmless from any cost in connection therewith. As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord.

ARTICLE 6. LANDLORD SERVICES

6.1. UTILITIES AND SERVICES. Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant

Alteryx, Inc.

to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive business days as a result of a service interruption that is reasonably within the control of Landlord to correct and through no fault of Tenant and for reasons other than as contemplated in Article 11, then Tenant, as its sole remedy, shall be entitled to receive an abatement of rent payable hereunder during the period beginning on the 4th consecutive business day of the service interruption and ending on the day the service has been restored. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Subject to Section 7.5 below, Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate, maintain, and repair all Common Areas within the Building and the Project in a first class manner. The term “Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms, entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose. Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.

6.4. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project or to the attendant fixtures, equipment and Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord. No change by Landlord to the Common Areas shall: (i) materially impair access to and from the Premises from the parking areas, (ii) reduce the number of vehicle parking spaces to which Tenant is entitled under Exhibit F of this Lease, or (iii) otherwise unreasonably interfere with Tenant’s access to and use of the Premises, the parking areas and the Common Areas adjacent to the Building in any material manner without Tenant’s prior written consent, which shall not be unreasonably withheld.

ARTICLE 7. REPAIRS AND MAINTENANCE

7.1. TENANT’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in good condition and repair. Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with any supplemental HVAC equipment servicing only the Premises. All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee) upon submission of an invoice.

7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, except as expressly provided in Section 7.6 below, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant

Alteryx, Inc.

hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

7.3. ALTERATIONS. Except for cosmetic alteration projects that do not exceed $250,000.00 during each calendar year and that satisfy the criteria in the next following sentence (which work shall require notice to Landlord but not Landlord’s consent), Tenant shall make no alterations, additions, decorations or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord. Landlord’s consent shall not be unreasonably withheld as long as the proposed Alterations do not affect the Building Structure or the Building Systems, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and utilize only Landlord’s building standard materials (“Standard Improvements”). Landlord may impose, as a condition to its consent, any commercially reasonable requirements that Landlord may deem desirable. Without limiting the generality of the foregoing, Tenant shall use Landlord’s designated mechanical and electrical contractors for all Alterations work affecting the mechanical or electrical systems of the Building. Should Tenant perform any Alterations work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall reimburse Landlord for the cost thereof within 30 days following receipt of paid invoices from Landlord. Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring a permit, Landlord shall be entitled to a supervision fee in the amount of 5% of the first $200,000.00 of the cost of any Alterations, and 2.5% of the cost of any Alterations in excess of $200,000.00. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord. Such Alterations shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord’s approval, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”), and to replace any non-Standard Improvements with the applicable Standard Improvements. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the subject Alterations are Required Removables. In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted. Notwithstanding the foregoing, provided that Tenant leases the Premises for a Term of not less than 15 years, then (i) Landlord shall waive any and all removal and restoration requirements with respect to any initial Tenant Improvements and subsequent Alterations that do not affect the Building Structure or Building Systems (for avoidance of doubt the foregoing waiver shall apply to Alterations and improvements related to wall partitions, wall coverings, signs, floor coverings, doors, hardware, or other fixtures that are customarily replaced by institutional landlords of comparable buildings in connection with the re-leasing of space similar to the Premises), and (ii) if Tenant installs an interconnecting stairwell connecting two or more floors of the 17200 Building as part of the initial Tenant Improvements or subsequently to the 17100 Building, Landlord shall waive any removal and restoration requirements with respect to such stairwell.

7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute. In the event that Tenant shall not, within 15 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s reasonable attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of Tenant’s receipt of Landlord’s demand at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises.

7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies or to provide Building services, Landlord shall provide Tenant with at least 24 hours prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.

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7.6 TENANT’S RIGHT TO MAKE REPAIRS. Notwithstanding any provision set forth in this Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of any portion of the Building Structure and/or the Building Systems and/or anything that could cause material disruption to Tenant’s business) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than 7 days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional 3 business days’ notice to Landlord specifying that Tenant is taking such required action (provided, however, that neither of the notices shall be required in the event of an emergency which threatens life or where there is imminent danger to property or a possibility that a failure to take immediate action could cause a material disruption in Tenant’s normal and customary business activities), and if such action was required under the terms of this Lease to be taken by Landlord and was not taken by Landlord within such notice period (unless such notice was not required as provided above), then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action. Landlord agrees that Tenant will have access to the Building, Building Systems, Building Structure and Common Areas to the extent necessary to perform the work contemplated by this provision. In the event Tenant takes such action, and such work will affect the Building Structure and/or the Building Systems, Tenant shall use only those contractors used or approved by Landlord in the Building for work on such Building Structure or Building Systems unless such contractors are unwilling or unable to perform (and are able to immediately perform), or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings in Orange County. The foregoing right to make repairs shall be effective if and only if Tenant is then leasing and occupying the entire Building to which the repair and/or maintenance pertains. Furthermore, if Landlord does not deliver a detailed written objection to Tenant within 30 days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within 30 days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but as Tenant’s sole remedy, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, which arbitrator shall be selected and qualified pursuant to the procedures set forth the arbitration provision in this Lease, and whose costs shall be paid for by the losing party, unless it is not clear that there is a “losing party”, in which event the costs of arbitration shall be shared equally. If Tenant prevails in the arbitration, the amount of the award which shall include interest at the Interest Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys’ fees and related costs) may be deducted by Tenant from the Rents next due and owing under this Lease.

ARTICLE 8. [INTENTIONALLY OMITTED]

ARTICLE 9. ASSIGNMENT AND SUBLETTING

9.1. RIGHTS OF PARTIES.

(a)    Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed in accordance with the provisions of Section 9.1(b). For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level. Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease. Notwithstanding the foregoing, a Transfer shall not include the infusion of additional equity capital in Tenant or a transfer of less than a controlling interest in the equity securities of Tenant traded on a national securities exchange.

(b)    Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto. Tenant shall also submit to Landlord in writing: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer. Landlord

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shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 180 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord or Landlord's affiliate has been actively negotiating to become a tenant at the Building or Project, except that Landlord will not enforce this restriction if it does not have sufficient available space to accommodate the proposed transferee; and (4) the proposed transferee is not an SDN (as defined below) and will not impose additional burdens or security risks on Landlord. If Landlord consents to the proposed Transfer, then the Transfer may be effected within 90 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b). Landlord shall approve or disapprove any requested Transfer within 30 days following receipt of Tenant’s written notice and the information set forth above. Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $1,000.00 to Landlord concurrently with Tenant’s execution of a Transfer consent prepared by Landlord.

(c)    Notwithstanding the provisions of Subsection (b) above, and except in connection with a “Permitted Transfer” (as defined below), in the event Tenant contemplates a Transfer of all or a portion of the Premises (not less than a full floor) for all or substantially all of the remaining Term, Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 9(c) in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant (the “Recapture Notice”) within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to the Contemplated Transfer Space as of the date stated in the Intention to Transfer Notice as the effective date of the proposed Transfer; provided, however, that Tenant may notify Landlord within 10 days of receiving the Recapture Notice that Tenant elects to cancel the Transfer and remain in the Premises and, in such event, this Lease will continue in full force and effect. Such recapture of the Contemplated Transfer Space by Landlord shall cancel and terminate this Lease with respect to the Contemplated Transfer Space. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture the Contemplated Transfer Space under this Section 9(c), then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Contemplated Transfer Space to the proposed Transferee, subject to the provisions of Article 9. Subject to the other terms of this Article 9, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such twenty (20) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 9. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 9(c).

(d)    Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer, which costs shall be amortized over the remaining Term of this Lease or, if shorter, over the term of the sublease. For purposes herein, such transfer costs shall include all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee.

(e)    The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business), the merger or consolidation of Tenant, the sale of Tenant’s capital stock, or any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant’s parent company or a merger by Tenant or its parent company, shall be deemed a Transfer within the meaning and provisions of this Article, provided that the sale of Tenant’s capital stock on a public exchange or over the counter shall not be deemed a Transfer hereunder. Notwithstanding the foregoing, Tenant may assign this

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Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord but subject to the provisions of Section 9.2, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (i) Tenant is not then in Default hereunder; (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer, however, if prohibited by confidentiality, then Tenant shall give Landlord written notice within 10 days after the effective date of the transfer; and (iii) the successor entity resulting from any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Permitted Transfer that is at least equal to the Net Worth of Tenant immediately before the Permitted Transfer. Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

9.3. SUBLEASE REQUIREMENTS. Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to: (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement. Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured. No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

ARTICLE 10. INSURANCE AND INDEMNITY

10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2. LANDLORD’S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the Building or Project. In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake, terrorism and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, "Tenant Installations"), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3. JOINT INDEMNITY.

(a)    To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done or permitted by Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3(a) through counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent

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such liability or expense: (i) is ultimately determined to have been caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees, or (ii) covered by Landlord’s indemnity obligations set forth in Section 10.3(b) below.

(b)    To the fullest extent permitted by law, but subject to Section 10.5 below, Landlord shall defend, indemnify and hold harmless Tenant, its agents, lenders, and any and all affiliates of Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the active negligence or willful misconduct of Landlord, its employees, agents invitees, licensees or contractors, or to the extent arising in connection with the maintenance or repair of the Common Areas of the Project or from any default in the performance of any obligation on Landlord’s part to be performed under this Lease. Tenant may, at its option, require Landlord to assume Tenant’s defense in any action covered by this Section 10.3(b) through counsel reasonably satisfactory to Tenant. Notwithstanding the foregoing, Landlord shall not be obligated to indemnify Tenant against any liability or expense to the extent such liability or expense: (i) is ultimately determined to have been caused by the sole negligence or willful misconduct of Tenant, its agents, contractors or employees, or (ii) is covered by Tenant’s indemnity obligations set forth in Section 10.3(a) above.

10.4. LANDLORD’S NONLIABILITY. Unless caused by the negligence or intentional misconduct of Landlord, its agents, employees or contractors but subject to Section 10.5 below, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.

10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Building.

ARTICLE 11. DAMAGE OR DESTRUCTION

11.1. RESTORATION.

(a)    If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that: (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice. For the avoidance of doubt, in the event that the insurance proceeds to pay the full cost of the repairs are not payable from Landlord’s insurance and neither party terminates this Lease as permitted under this Article 11, the excess cost of such repairs shall be paid by Landlord.

(b)    As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds 270 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice. If Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 2 months after expiration of the estimated period of time set forth in the Casualty Notice, which period shall be extended to the extent of any Reconstruction Delays (defined below), then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For

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purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process, provided that Landlord is using commercially reasonable due diligence to complete such process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of force majeure.

(c)    In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's insurance with respect to any Tenant Installations; provided if the estimated cost to repair such Tenant Installations exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Tenant Installations.

(d)    From and after the date of the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises; provided that if the Premises are damaged such that the remaining portion of the Premises is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, then Landlord shall allow Tenant a total abatement of Rent during the time and to the extent that the entire Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage.

(e)    Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, invitees or representatives. In addition, except as provided in subsection (c) above, the provisions of this Section 11.1 shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items that Tenant is obligated to insure pursuant to Exhibit D or under any other provision of this Lease.

11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

11.3. ABATEMENT AND INTERFERENCE WITH USE. In the event that Tenant is prevented from using, and does not use, the Premises or any material portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord (including repairs, maintenance and alterations required or permitted by Landlord hereunder), or which Landlord was required to perform under this Lease and failed to perform after the Commencement Date, which substantially interferes with Tenant's use of or ingress to or egress from the Building, Project, Premises or the parking areas; (ii) any failure by Landlord to provide HVAC or electrical service as a result of the direct actions or omissions (where a duty to act exists) of Landlord, its employees, contractors or authorized agents (and Landlord shall use its reasonable efforts to repair or restore such failure), as to which Landlord does not provide substitute services reasonably suitable for Tenant’s purposes, such as, for example, bringing in portable air conditioning equipment or back up electrical generators; (iii) any failure of Tenant to have ingress to and egress from the Building, Project, Premises or parking areas as a result of the direct actions or omissions (where a duty to act exists) of Landlord, its employees, contractors or authorized agents, unless Landlord provides alternate ingress, egress or access; (iv) the presence of Hazardous Materials (not caused or knowingly permitted by Tenant or Tenant Parties) in violation of applicable laws which poses a material health risk to the employees of Tenant as a result of continued occupancy of the Premises, or (v) any default by Landlord under this Lease (any such set of circumstances as set forth in items (i) through (v), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Basic Rent and Tenant's Share of Operating Expenses shall be abated after expiration of the Eligibility Period for such time and to the extent that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("Unusable Area"), bears to the total rentable area of the Premises. In the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not reasonably usable for the conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which and to the extent the Premises are unfit for occupancy for Tenant's permitted use, and Tenant does not use, the Premises, the Basic Rent and Tenant's Share of Operating Expenses for the entire Premises shall be abated. If, however, Tenant reoccupies any portion of the Premises during such period, the Basic Rent and Tenant’s Share of Operating Expenses allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Basic Rent and Tenant's Share of Operating Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that (a) nothing in this Section 11.3 shall impair Tenant's rights under Section 14.5, and (b) in the event that the Premises or the Building are rendered inaccessible to Tenant

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as a result of an Abatement Event for a period of two hundred seventy (270) days following the date of Landlord's actual knowledge of the occurrence of the Abatement Event, Tenant shall have the right to terminate this Lease by written notice given to Landlord within fifteen (15) business days following the end of such 270-day period, which termination shall be effective as of a date set forth in such notice, not less than thirty (30) days, and not more than one (1) year, following the delivery of such notice, unless Landlord cures such Abatement Event within the thirty (30) day period following receipt of Tenant’s notice of termination of this Lease. Any disputes concerning the foregoing provisions shall be submitted to and resolved by judicial reference pursuant to Section 14.7(b) of this Lease. This Section 11.3 shall not be applicable with respect to damage or destruction by casualty (which shall be governed by Section 11.1), or any condemnation (which shall be governed by Article 12).

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant's personal property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13. SUBORDINATION; ESTOPPEL CERTIFICATE

13.1. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant. Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1.

Notwithstanding the foregoing in this Section to the contrary, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any out of pocket cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Notwithstanding anything to the contrary in this Section, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a commercially reasonable non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Any non-disturbance, subordination, and attornment agreement in favor of Tenant provided in accordance with this Section shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), except as to any continuing non-monetary default, (ii) the breach of any warranties or obligations relating to construction of

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improvements on the Building or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any Security Deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except as to any continuing non-monetary default.

13.2. ESTOPPEL CERTIFICATE. Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate (or be diligently negotiating the form of the estoppel certificate) in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project). Landlord shall, within 10 business days after receipt of a written request from Tenant, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested from Tenant.

ARTICLE 14. DEFAULTS AND REMEDIES

14.1. TENANT’S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a)    The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 5 business days after written notice from Landlord to Tenant. The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

(b)    The assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized in Article 9 of this Lease.

(c)    The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d)    Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.
14.2. LANDLORD’S REMEDIES.

(a)    Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i)    Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall surrender possession of the Premises to Landlord within the time period required by law. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1)    The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)    The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)    The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair of the Premises, reasonable attorneys’ fees, and any other reasonable costs; and

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(5)    At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. Any sum, other than Basic Rent, shall be computed on the basis of the -average monthly amount accruing during the 24-month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24-month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum. As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(ii)    Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b)    The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

(c)    If a Default by Tenant occurs, Landlord shall not be entitled to recover any resulting consequential damages, lost profit or opportunity costs, provided that nothing contained in this Section 14.2(c) shall limit or otherwise restrict Landlord’s right to recover any other damages resulting from Tenant’s breach of its obligations under Sections 5.3, 7.4, 13.2, and/or 15.1 of this Lease, or Landlord’s right to recover any amounts described under Section 14.2(a)(i)(1),(2), (3) and (4) above.

14.3. LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within 5 business days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 business days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00; provided that Landlord shall waive the payment of said late charge for the initial delinquent payment of Basic Rent or Operating Expenses by Tenant. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

14.4. RIGHT OF LANDLORD TO PERFORM. If Tenant is in Default (beyond any applicable notice and cure period) of any of its obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for

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its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Except as otherwise set forth in this Lease, Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction and shall in no event include any consequential damages, lost profits or opportunity costs.

14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a)    LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b)    In the event that the jury waiver provisions of Section 14.7(a) are not enforceable under California law, then, unless otherwise agreed to by the parties, the provisions of this Section 14.7(b) shall apply. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 14.7 shall apply to an unlawful detainer action.

14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and from available insurance proceeds, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15. END OF TERM

15.1. HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord’s right to modify same upon 30 days’ notice to Tenant. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises within 15 days following the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering, voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease. If Tenant shall fail to comply with the provisions of this Section 15.2, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.

ARTICLE 16. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset except as expressly provided in this Lease, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 10 business days after demand. All payments requiring proration shall be

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prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any courier or “overnight” express mailing service. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17. RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted (provided such rules and regulations adopted by Landlord after the date of this Lease shall not impose any additional material or unreasonable burdens or additional material or unreasonable liabilities on Tenant) and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling. Landlord shall not knowingly discriminate against Tenant in Landlord’s enforcement of the rules and regulations. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

ARTICLE 18. BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. It is understood that Landlord's Broker represents only Landlord in this transaction and Tenant's Broker (if any) represents only Tenant. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19. TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer, and further provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party. Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee. No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE 20. INTERPRETATION

20.1. NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

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20.4. SUCCESSORS. Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.

20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent.

20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21. EXECUTION AND RECORDING

21.1. COUNTERPARTS; DIGITAL SIGNATURES.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Lease, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant or Landlord is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of such entity represents and warrants that such individual is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Unless Tenant is a publicly-traded corporation or other entity, Tenant shall, at Landlord’s request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it

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being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

21.6. BROKER DISCLOSURE. By the execution of this Lease, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Item 10 of the Basic Lease Provisions, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker identified in Item 10 of the Basic Lease Provisions. If there is no Tenant’s Broker so identified in Item 10 of the Basic Lease Provisions, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker.  By the execution of this Lease, Landlord and Tenant are executing the confirmation of the agency relationships set forth in Item 10 of the Basic Lease Provisions.

ARTICLE 22. MISCELLANEOUS

22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to legal requirement.

22.2. TENANT’S FINANCIAL STATEMENTS. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 days following Landlord’s request; provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.4. SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

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22.5. CONSENT/DUTY TO ACT REASONABLY. Except where a party is expressly given the right to consent to any matter in its sole or absolute discretion, and except for matters which could have an adverse effect on the Building Structure or Building Systems or affect the exterior appearance of the Building, whereupon in each such case Landlord’s duty is to act in good faith and in compliance with the Lease, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), then except as otherwise provided herein, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under the Lease.

LANDLORD:

IRVINE SPECTRUM TERRACE I LLC,
a Delaware limited liability company

By /s/ Charles H. Fedalen, Jr.

Charles H. Fedalen, Jr.
President & CFO

By /s/ Douglas G. Holte

Douglas G. Holte
Lead Division President

/s/ JMLine1]]

TENANT: ALTERYX, INC., a Delaware corporation By /s/ Dean Stoecker Printed Name Dean Stoecker Title CEO By /s/ Kevin Rubin Printed Name Dean Stoecker Title CFO

Alteryx, Inc.

EXHIBIT A

DESCRIPTION OF PREMISES

17200 Laguna Canyon Road

FOURTH FLOOR

THIRD FLOOR

SECOND FLOOR

240'
120'

FIRST FLOOR

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EXHIBIT A

DESCRIPTION OF PREMISES

(Continued)

17100 Laguna Canyon Road

Suite 150

3rd Floor
4th Floor

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EXHIBIT B

OPERATING EXPENSES
(Net)
(a)    From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant's Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project. The term "Tenant's Share" means that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area of Premises and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the Building, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, and (ii) all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building. Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project. In the event that Landlord reasonably determines that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may reasonably allocate a greater percentage of such Operating Expense to the Premises or the Building. In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant's Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.
(b)    Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant's Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant's Share of Operating Expenses based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.
(c)    Within 120 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant's Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments of Tenant's Share of Operating Expenses, if any, to the actual Tenant's Share of Operating Expenses as shown by the Reconciliation Statement. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord's determination of Tenant's Share of Operating Expenses, or fail to give written notice of its intent to audit Landlord’s Operating Expenses pursuant to the provisions of this Exhibit B, within 180 days following delivery of Landlord's Reconciliation Statement, Landlord's determination of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

Provided Tenant is not then in Default hereunder, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord's general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums are determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class office projects in Orange County, California. Tenant shall give notice to Landlord of Tenant's intent to audit within 180 days after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. If Landlord objects to the results of the audit, a final, binding determination shall be made by a third-party auditor selected by Landlord and reasonably approved by Tenant. Tenant's rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed

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to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.
(d)    Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant's Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination.
(e)    If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant's Share of Operating Expenses for the year, then the estimate of Tenant's Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant's Share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.
(f)    The term "Operating Expenses" shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.
(g)    The term "Project Costs" shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacement of the roof of the Building; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project; the cost of any capital improvements or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the Term, provided that such capital expenditures shall be limited to (1) improvements which are reasonably intended to increase or enhance building security and/or safety (such as lighting, life/fire safety systems, etc.), (2) repairs or replacements of the Building structure, Building systems or Common Areas for functional (and not aesthetic) reasons, (3) improvements required to comply with any law or change in law becoming effective as to the Building after the Commencement Date, and/or (4) expenditures incurred as a cost or labor saving measure or to affect other economies in the operation or maintenance of the Building or the Common Areas provided that Landlord, based on expert third party advice, reasonably believes that such improvements will reduce operating expense costs or improve the operating efficiency of the Project (collectively, “Permitted Capital Items”); costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, 10.2, and Exhibits C and F of the Lease; and reasonable overhead and/or management fees for the professional operation of the Project. It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.

Notwithstanding the foregoing, Operating Expenses shall exclude the following:

(1)    Any ground lease rental;

(2)    Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed for such costs other than through the Operating Expense pass-through provisions of such tenants' lease;

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(3)    Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building to the extent that Landlord is reimbursed by insurance or condemnation proceeds (or otherwise would be reimbursed if Landlord were not self-insuring the Project or the Building) or by tenants (other than through Operating Expense pass-throughs), warrantors or other third persons, and the cost of correcting defects in the construction of the Building or any common areas; provided, however, that repairs resulting from ordinary wear and tear shall not be deemed to be defects;

(4)    Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(5)    Costs arising from Landlord's charitable or political contributions;

(6)    Attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building, except those attorneys' fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building and such other matters relating to the maintenance of standards required of Landlord under this Lease;

(7)    Capital expenditures as determined in accordance with generally accepted accounting principles, consistently applied, and as generally practiced in the real estate industry, except for Permitted Capital Items as provided above;

(8)    Brokers’ commissions, finders' fees, attorneys' fees, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(9)    Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

(10)    Costs incurred by Landlord due to the violation by Landlord of any law, code, regulation, or ordinance or any interest or penalty incurred due to the late payment of any Operating Expense;

(11)    Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

(12)    Interest on debt or amortization on any mortgage or mortgages encumbering the Building;

(13)    Landlord's general corporate overhead, except as it relates to the specific management, operation, repair, replacement and maintenance of the Building or Project;

(14)    Costs of installing the initial landscaping and the costs or expenses relating to sculptures, paintings and objects of art for the Building and Project, including without limitation, costs incurred with respect to the purchase, ownership, leasing, repair, and/or maintenance of such sculptures, paintings and objects of art;

(15)    Advertising expenditures;

(16)    Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(17)    Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of the operation, management, repair, replacement and maintenance of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(18)    The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Project Costs include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer;

(19)    Costs incurred by Landlord for improvements or replacements (including structural additions), repairs, equipment and tools which are of a “capital” nature and/or which are considered “capital” improvements or replacements under GAAP, except to the extent included in Permitted Capital Items pursuant to the definition above or by other express terms of this Lease;

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(20)    Legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project;

(21)    Depreciation or amortization of the Building or Project or its contents or components;
(22)    The cost of overtime or other expense to Landlord in performing work expressly provided in this Lease to be borne at Landlord’s expense;
(23)    All expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees;
(24)    Overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Building or Project;
(25)    Costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, in connection with any material expansion of the rentable area of the Project or the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for the exclusive benefit of particular tenants or other occupants of the Project;
(26)    Costs incurred to comply with any applicable building or fire code violation(s) or violations of any other applicable law relating to the Building or any Common Areas, including, without limitation, hazardous material, which was in existence in the Building or any Common Areas prior to the Delivery Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and
(27)    The cost of installing any building amenity or special facility, such as a cafeteria, health club, parking garage, or meeting rooms.
(h)    The term "Property Taxes" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, Property Taxes shall not include any federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), capital levy, franchise, capital stock, gift, estate or inheritance tax, or any personal property taxes of the Landlord for equipment or items not used directly in the operation or maintenance of the Building or Project, nor connected therewith.
.

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EXHIBIT C

UTILITIES AND SERVICES
Landlord shall supply electricity to the Premises in accordance with Landlord’s specifications for the Building Systems, a copy of which Tenant acknowledges it has received and reviewed. Tenant shall have the right to use existing telecommunications and data conduits or, subject to Section 7.3 and the Work Letters, if and as applicable, to install new conduits, cables, equipment, and other related telecommunications and data facilities. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Premises, telephone, telecommunications service, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of water, gas, sewer, refuse pickup and any other utilities and services that are not separately metered to the Premises, and Tenant shall pay such amount to Landlord, as an item of additional rent, within 10 business days after delivery of Landlord's statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant's proportionate share of such costs in the manner set forth in Section 4.2. Tenant shall also pay to Landlord as an item of additional rent, within 10 business days after delivery of Landlord’s statement or invoice therefor, Landlord’s “standard charges” (as hereinafter defined) for “after hours” usage by Tenant of each HVAC unit servicing the Premises. If the HVAC unit(s) servicing the Premises also serve other leased premises in the Building, “after hours” shall mean usage of said unit(s) before 8:00 A.M. or after 6:00 P.M. on Mondays through Fridays, before 9:00 A.M. or after 1:00 P.M. on Saturdays, and all day on Sundays and nationally-recognized holidays, subject to reasonable adjustment of said hours by Landlord. If the HVAC unit(s) serve only the Premises, “after hours” shall mean more than 283 hours of usage during any month during the Term. “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each of the foregoing periods on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other periods of the Term). As used herein, “standard charges” shall mean (i) $10.00 per hour for each hour of “after hours” use for HVAC unit(s) that serve only the Premises (in addition to the applicable electricity charges paid to the utility provider), and (ii) $25.25 per hour for each hour of “after hours” use for HVAC unit(s) servicing both the Premises and other leased premises in the Building (inclusive of the applicable electricity charges paid to the utility provider).

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements.

1.    Tenant shall maintain, at its sole cost and expense, during the entire Term: (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, on a policy form that is at least as broad as Insurance Service Office (ISO) CGL 00 01 (if alcoholic beverages are sold on the Premises, liquor liability shall be explicitly covered), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.    All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than 30 days prior to the expiration of the coverage. In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3.    Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord, The Irvine Company LLC, and any other parties in interest designated by Landlord as additional insureds. Tenant’s policies described in Subsections 1(ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives. Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above. All of Tenant’s policies shall contain a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord 30 days’ prior written notice. Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant unless such policy is a “follow form” policy.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1.    The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture other personal property in such area without the prior written approval of Landlord, which approval shall not be unreasonably withheld.

2.    Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

3.    Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises.

4.    No antenna or satellite dish shall be installed by Tenant without the prior written agreement of Landlord.

5.    The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. Interior of the Premises visible from the exterior must be maintained in a visually professional manner and consistent with a first class office building. Tenant shall not place any unsightly items (as determined by Landlord in its reasonable discretion) along the exterior glass line of the Premises including, but not limited to, boxes, and electrical and data cords. No awnings shall be permitted on any part of the Premises.

6.    The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous notice to, Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator (if available) designated by Landlord unless approved in writing by Landlord.

7.    Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.

8.    Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

9.    Tenant shall not install equipment requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written approval from Landlord.

10.    Tenant shall not use space heaters within the Premises.

11.    Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the insurance on the Building, or on the property kept in the Building, or interfere with the rights of other tenants, or conflict with any government rule or regulation.

12.    Tenant shall not use or keep any foul or noxious gas or substance in the Premises.

13.    Tenant shall not permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants.

14.    Tenant shall not permit any pets or animals in or about the Building. Bona fide service animals are permitted provided such service animals are pre-approved by Landlord, remain under the direct control of the individual they serve at all times, and do not disturb or threaten others.

15.    Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.

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16.    Smoking tobacco, including via personal vaporizers or other electronic cigarettes, anywhere within the Premises, Building or Project is strictly prohibited except that smoking tobacco may be permitted outside the Building and within the Project only in areas designated by Landlord. Smoking, vaping, distributing, growing or manufacturing marijuana or any marijuana derivative anywhere within the Premises, Building or Project is strictly prohibited.

17.    Tenant shall not install an aquarium of any size in the Premises unless otherwise approved by Landlord.

18.    Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

19.    Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

20.    Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

21.    Fitness Center Rules. Tenant shall cause its employees (whether members or prospective members of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may solely determine):

(a)Membership in the Fitness Center is open to the tenants of Landlord or its affiliates only.  No guests will be permitted to use the Fitness Center without the prior written approval of Landlord or Landlord’s representative.

(b)Fitness Center users are not allowed to be in the Fitness Center other than the hours designated by Landlord from time to time.  Landlord shall have the right to alter the hours of use of the Fitness Center, at Landlord’s sole discretion.

(c)All Fitness Center users must execute Landlord’s Waiver of Liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein.

(d)Individual membership and guest keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard was issued.  Failure to abide by this rule may result in immediate termination of such Fitness Center user’s right to use the Fitness Center.

(e)All Fitness Center users and approved guests must have a pre-authorized keycard to enter the Fitness Center.  A pre-authorized keycard shall not be issued to a prospective Fitness Center user until receipt by Landlord of Landlord’s initial fee, if any, for use of the Fitness Center by such Fitness Center user(s).

(f)Use of the Fitness Center is a privilege and not a right.  Failure to follow gym rules or to act inappropriately while using the facilities shall result in termination of Tenant’s Fitness Center privileges.

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EXHIBIT F

PARKING

Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned except as provided below, and at no additional charge to Tenant during the initial Term, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a 48-hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Landlord. Landlord shall have the right, subject to Article 17 of the Lease, to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment and subject to Article 6 of the Lease, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant unreasonably interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas. Tenant shall not assign or sublet any of the vehicle parking spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

Landlord shall label up to 12 of Tenant’s allotted parking spaces for the Premises as “Reserved” for Tenant, and shall label up to 4 of Tenant’s allotted parking spaces as “Alteryx Visitor” parking, in each case in mutually acceptable locations designated by Landlord proximate to the 17200 Building, and shall additionally label up to 4 of Tenant’s allotted parking spaces as “Alteryx Visitor” for Tenant in mutually acceptable locations designated by Landlord proximate to the 17100 Building. Landlord shall have no obligation to monitor or enforce the “Reserved” or “Alteryx Visitor” spaces for or on behalf of Tenant.

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EXHIBIT G

ADDITIONAL PROVISIONS

1. LANDLORD’S RESPONSIBILITIES.

(a)     Landlord shall correct, repair and/or replace any non-compliance of the Building and/or the Common Areas with all building permits and codes in effect and applicable as of the execution of this Lease, including without limitation, the provisions of Title III of the Americans With Disabilities Act (“ADA”). Said costs of compliance shall be Landlord’s sole cost and expense and shall not be part of Project Costs; provided that any cost of ADA compliance triggered by the permitting and/or construction of any modification of the Building Structure as part of the Tenant Improvements shall be included as part of the “Completion Cost” of the Tenant Improvement Work (as defined in the Work Letter). Landlord shall correct, repair or replace any non-compliance of the Building and the Common Areas with any revisions or amendments to applicable building codes, including the ADA, becoming effective after the execution of this Lease, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof) shall be included as Project Costs payable by Tenant. All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant’s construction of any Alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas if Landlord shall consent to same as more particularly provided in Section 7.3 of this Lease) and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section shall be made promptly following notice of non-compliance from any applicable governmental agency.
(b)    Landlord shall correct, repair and/or replace, at its sole cost and expense and not as a Project Cost, the structural components of the roof, the load-bearing walls and the foundations and footings of the Building, and the “below-grade” plumbing fixtures serving the Premises. Notwithstanding the foregoing, Landlord’s obligation contained in this Section to bear such costs and expenses shall not apply: (i) to the costs and expenses of periodic maintenance of the roof, walls, foundations and footings of the Building, and “below-grade” plumbing, (ii) to the cost of replacing the roof membrane and accompanying roof materials as and when such replacement is required, nor (iii) to the extent of the negligence or willful misconduct by Tenant, its employees, agents, contractors, licensees or invitees (in which case Landlord shall still perform the repairs and/or replacements, but to the extent the cost is not covered by Landlord’s insurance, Tenant shall be responsible for the reasonable costs of such repairs and/or replacements). The repairs or replacements required of Landlord pursuant to this Section shall be made promptly following notice from Tenant.

2. EXTERIOR BUILDING TOP SIGNAGE. Tenant shall have the right to install exclusive building top signage on two (2) elevations of the 17200 Building, which signage shall consist only of the name “ALTERYX” (or such other name as Landlord may reasonably consent to in writing). The type, location and design of such building top signage shall be subject to the prior written approval of Landlord and the City of Irvine, and shall be consistent with Landlord's signage criteria for the Project. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant’s sole cost and expense. Tenant understands and agrees that it shall use Landlord’s designated contractor for installing the building top signage. Should Tenant fail to have the building top signage installed within 6 months following the Commencement Date, then Tenant’s right to install same thereafter shall be deemed null and void. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without prior consent of Landlord. Tenant’s signage right shall belong solely to Alteryx, Inc., a Delaware corporation, and (subject to the first sentence of this Section) any Affiliate assignee, and may not otherwise be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion. In the event Tenant, exclusive of any subtenant(s), fails to occupy at least 70% of the entire Premises, then Tenant shall, within 30 days following notice from Landlord, remove the building top signage at Tenant’s expense. Tenant shall also remove such building top signage promptly following the expiration or earlier termination of the Lease. Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal.

3. MONUMENT SIGNAGE. Provided Tenant is not in Default of this Lease, Tenant shall have the right to install (i) non-exclusive signage on the top slot of the Project monument located along the I-405 freeway frontage, (ii) non-exclusive signage on the Project monument located at the entry to phase one of the Project, (iii) so long as Tenant leases all of the space within the 17200 Building, exclusive signage on the Building monument located in front of the 17200 Building, and (iv) non-exclusive signage on the Building monument located in front of the 17100 Building (which signage shall consist only of the name “ALTERYX” or such other name as Landlord shall reasonably consent to in writing). The type, location and design of such signage shall be subject to the prior written approval of Landlord and the City of Irvine, and shall be consistent with Landlord’s Signage Criteria for the Project. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant’s sole cost and expense. Tenant understands and agrees that it shall use Landlord’s designated contractor for installing the monument signage. Should Tenant fail to have the Project (but not Building) monument signage installed by the date that is 12 months after the Commencement Date, then Tenant’s right to install same thereafter shall be deemed null and void. Except for the foregoing, no sign,

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advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without prior consent of Landlord. Tenant’s signage right shall belong solely to Alteryx, Inc., a Delaware corporation, and (subject to the first sentence of this Section) any Affiliate assignee, and may not otherwise be transferred or assigned (except in connection with an assignment of this Lease to an Affiliate as described in Section 9.1(e) hereof, provided that Landlord shall have approval rights in its reasonable discretion with respect to any changes in the name on the freeway Project monument sign) without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion. In the event Tenant, exclusive of any subtenant(s), fails to occupy at least 70% of the Premises, then Tenant shall, within 30 days following notice from Landlord, remove the Project monument signage at Tenant’s expense. Tenant shall also remove such signage promptly following the expiration or earlier termination of the Lease. Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the monument that are reasonably necessary due to the removal.

4. TENANT’S SECURITY SYSTEM. Tenant shall be permitted to install and operate its own security system within the Premises, provided such system does not interfere with any Building systems. The plans for any such system shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and the requirements of Section 7.3 shall apply thereto. Upon termination of this Lease, Tenant shall remove the system and restore any affected areas to Building standard condition. All costs of installation, operation, maintenance and removal of the system shall be borne solely by Tenant, and Landlord shall have no liability for the inadequacy or malfunction of that system.

5. RIGHT OF FIRST OFFER. Provided Tenant is not then in Default hereunder, and provided further that Tenant is occupying at least 75% of the Premises and has not assigned this Lease or sublet more than 25% of the Premises (except in connection with a Permitted Transfer of this Lease to an Affiliate as described in Section 9.1(e) hereof), and provided Tenant has not exercised its contraction right under Section 7 of Exhibit G below, Landlord hereby grants Tenant the continuing right (“First Right”) to lease, during the initial 84-month Term of this Lease and any extension periods should Tenant elect to exercise its right to extend this Lease pursuant to Section 7 below, any available space in the 17100 Building (collectively, “First Right Space”) in accordance with and subject to the provisions of this Section; provided however, this First Right shall cease to be effective during the final 12 months of the Term unless and until Tenant exercises its right to extend this Lease set forth in Section 7 of Exhibit G below. If, at any time after the Commencement Date and while this First Right is in effect, Landlord desires to lease the First Right Space, or any portion thereof, to any third party, and after determining that the existing tenant (if any) in the First Right Space will not extend or renew the term of its lease, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the basic rent, term, operating expense base, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit. It is understood that should Landlord intend to lease other office space in addition to the First Right Space as part of a single transaction, then Landlord’s notice shall so provide and all such space shall collectively be subject to the following provisions. Within 7 business days after receipt of Landlord’s notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord’s notice within said period, Tenant shall be deemed to have elected clause (ii) above. In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant. If Landlord desires to lease the First Right Space on terms and/or conditions more advantageous to the tenant than those contained in the offer to Tenant, Landlord shall first offer the First Right Space on such different terms and/or conditions to Tenant and Tenant shall then have 7 business days within which to elect to lease such First Right Space. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within 10 days. Tenant’s failure to timely return the amendment, or within such 10-day period to provide its good faith comments thereto, which failure continues for 3 business days after delivery of notice to Tenant of such failure, shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated Space, to lease such space to a third party, and/or to pursue any other available legal remedy. In the event that Landlord leases the First Right Space, or any portion thereof, to a third party in accordance with the provisions of this Section or fails to consummate a lease on the Economic Terms, and during the effective period of this First Right the First Right Space, or any portion thereof, shall again become available for releasing, then prior to Landlord entering into any such new lease with a third party other than the then-current occupant thereof for the First Right Space, Landlord shall repeat the procedures specified above in this Section. Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject to any extension rights previously granted by Landlord to any third party tenant in the 17100 Building, as well as to any such rights which may hereafter be granted by Landlord to any third party tenant now or hereafter occupying the First Right Space or any portion thereof, and Landlord shall in no event be obligated to initiate

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this First Right prior to leasing any portion of the First Right Space to the then-current occupant thereof. Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred (except in connection with a Permitted Transfer of this Lease as described in Section 9.1(e) hereof). Any other attempted assignment or transfer shall be void and of no force or effect. Time is specifically made of the essence of this Section.

6. RIGHT TO CONTRACT. Provided Tenant is not then in Default under any provision of this Lease, Tenant shall have a one-time right to terminate all or a portion of one floor of the Premises (“Contraction Premises”) effective as of the date set forth in Tenant’s notice, but not prior to the expiration of the 60th full calendar month of the Lease Term. If the Contraction Premises comprises less than 15,000 rentable square feet, Landlord shall have the right to reasonably determine and, if necessary, adjust the configuration of the space to be terminated so that it is reasonably marketable and complies with access laws and requirements. In addition, if the Contraction Premises is located in the 17200 Building, Tenant shall be responsible for all reasonable costs necessary to modify the Building to accommodate a multi-tenant use. Tenant shall exercise such termination right by giving written notice thereof to Landlord (the “Contraction Premises Termination Notice”) at least 12 months prior to the effective date of termination. All rent and other costs due under the Lease for the Contraction Premises shall be due and payable by Tenant to Landlord through the effective date of termination. In addition, should Tenant exercise the foregoing right to terminate the Contraction Premises, Tenant shall pay to Landlord, concurrently with its delivery of the Contraction Premises Termination Notice, a separate termination fee, as reasonably computed by Landlord, comprised of (i) the unamortized portion (based upon a constant amortization over a 7-year period) as of the effective date of termination of brokerage commissions paid by Landlord in connection with the Contraction Premises and tenant improvement costs funded by Landlord in connection with the Contraction Premises, plus (ii) 4 months’ Basic Rent at the rate payable in effect as of the calendar month immediately preceding the effective date of termination. Tenant’s parking allocation shall also be appropriately adjusted. No such termination shall abrogate any obligation existing under the Lease as of the termination date or otherwise attributable to Tenant’s occupancy thereof.

7. RIGHT TO EXTEND THIS LEASE. Provided that no Default has occurred under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying at least 70% of the Premises and has not assigned this Lease or sublet more than 30% of the Premises, then Tenant may extend the Term of this Lease for 2 extension periods of 60 months each. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 12 months or more than 15 months prior to the Expiration Date of the Term, Tenant's irrevocable written notice of its commitment to extend (the “Commitment Notice”). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then not less than 90 days or more than 120 days prior to the Expiration Date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60-month renewal of comparable space in the Project (together with any increases thereof during the extension period) as of the commencement of the extension period ("Landlord's Determination"). Should Tenant disagree with the Landlord's Determination, then Tenant shall, not later than 20 days thereafter, notify Landlord in writing of Tenant's determination of those rental terms ("Tenant's Determination"). In no event, however, shall Landlord's Determination or Tenant's Determination be less than the Basic Rent payable by Tenant during the then-scheduled final month of the initial Term. Within 10 days following delivery of the Tenant's Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises. Any appraiser designated hereunder shall have an MAI certification with not less than 5 years’ experience in the valuation of commercial office buildings in the vicinity of the Project.

Within 30 days following the selection of the appraiser and such appraiser's receipt of the Landlord's Determination and the Tenant's Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord's Determination or the Tenant's Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In making such determination, the appraiser shall consider rental comparables for the Project and for similarly improved space owned by Landlord in the vicinity of the Project with appropriate adjustment for location and quality of project, but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

Within 20 days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord (or make its reasonable comments thereto) within 10 days after Tenant’s receipt of same. Should the fair

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market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Tenant’s rights under this Section shall belong solely to Alteryx, Inc., and any transferee pursuant to a Permitted Transfer, and any other attempted assignment or transfer of such rights shall be void and of no force and effect. Tenant shall have no other right to extend the Term beyond the two 60-month extension periods created by this Section. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.

8. EXTERNAL APPEARANCE. Because of the visibility of the Premises to pedestrians in and around the Building, the décor, fixtures, and furnishings in the Premises, together with any changes thereto, shall be subject to the reasonable approval of Landlord, and Tenant shall at all times maintain same in a visually professional manner. Landlord may from time to time photograph the Premises from any shared Building lobby and/or other exterior Common Area location to memorialize the external appearance of the Premises. Landlord shall have the right to require Tenant to remove signs, banners, streamers, advertising decals, balloons, card tables, statues, inflatable figures and similar items in the Premises that are visible from the exterior of the Premises and that are, in Landlord’s reasonable determination, inconsistent with the professional character of the Project as a first-class business environment, and shall not Tenant place any items on the exterior walls or doors of the Premises or in the Common Areas.

9. FITNESS CENTER. Subject to the provisions of this Section, and provided Tenant’s employees execute Landlord’s standard waiver of liability form and pay the applicable one time or monthly fee, if any, then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use any fitness center and the shower facility now or hereafter located at the Project (collectively, the “Fitness Center”). No separate charges shall be assessed to Fitness Center Users for the use of the Fitness Center (with the exception of towel/laundry fees, if any) during the initial Term of this Lease, provided, however, that the costs of operating, maintaining and repairing the Fitness Center shall be included as part of Operating Expenses to the extent permitted under Exhibit B. The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.3 of this Lease shall apply to Tenant and the Fitness Center User’s use of the Fitness Center. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction, elimination (after the initial Term) or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Basic Rent constitute a constructive eviction, or result in an event of default by Landlord under this Lease. Landlord reserves the right to reasonably limit, restrain, or condition the use of the Fitness Center by tenants of the Building (including Tenant’s Fitness Center Users) if Landlord reasonably determines that their use of the Fitness Center has a disproportionate and/or inequitable impact on the ability of other tenants to use the Fitness Center. Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Fitness Center, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. Tenant’s right to use the Fitness Center shall belong solely to Tenant and may not be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion.

10. CONFERENCE CENTER. Landlord currently provides, or intends to provide, a conference center (the “Conference Center”) in the Project capable of accommodating groups of people for use by Project tenants (including Tenant) on a reserved basis. Tenant shall, subject to availability, have the use of the Conference Center subject to Landlord’s procedures and charges, if any. The use of the Conference Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use and priorities for the tenants of the particular building in which a Conference Center is located, set up and clean up charges, etc.) established from time to time by Landlord for the Conference Center. Landlord and Tenant acknowledge that the terms and provisions of Section 10.3 (Tenant’s Indemnity) of this Lease shall apply to Tenant’s use of the Conference Center. Further, Landlord shall have no liability whatsoever with respect to the existence, condition or availability of any Conference Center nor shall Landlord have any obligation whatsoever to enforce or make reservations thereof, and Tenant hereby expressly waives all claims against Landlord with respect to the same. No expansion, contraction, elimination (after the initial Term), unavailability or modification of the Conference Center, and no termination of or interference with Tenant’s rights to the Conference Center, shall entitle Tenant to an abatement or reduction in rent or constitute a constructive eviction or an event of default by Landlord under this Lease.

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11. CAFÉ. The amenities at the Project will include a café. The café will be for the non-exclusive use by tenants and their employees and invitees in the Project. Landlord shall have the right, at Landlord’s sole discretion, to expand, relocate, contract, or otherwise modify or eliminate (provided that Landlord shall provide alternative food service in the Project during the initial Term) the café. No expansion, contraction, relocation, modification or elimination (provided that Landlord provides alternative food service in the Project during the initial Term) of the café shall entitle Tenant to an abatement or reduction in Basic Rent constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

12. CONTINGENCY. Landlord and Tenant agree that the effectiveness of this Lease is contingent upon the mutual execution of a Right of First Refusal Agreement between Tenant and Landlord’s affiliate, The Irvine Company LLC, a Delaware limited liability company (“TIC”), granting Tenant certain rights to lease space, on the terms and conditions set forth therein, in a building to be constructed, if at all, by TIC (or its successor-in-interest) in the Project and known as 17600 Laguna Canyon Road, Irvine, California.

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EXHIBIT H

LANDLORD’S DISCLOSURES

SPECTRUM TERRACE

Pursuant to Section 25359.7 of the California Health and Safety Code, Landlord discloses to Tenant that prior to site development the Project was used for agricultural purposes including the application of agricultural constituents and the storage and use of petroleum products. Agricultural activities at the Project ceased more than twenty years ago; however, there is a potential that residual chemicals related to these historical activities remain at the property. Landlord is unaware of any material limitation that the historical agricultural activities may place on Tenant’s use of the Premises.

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EXHIBIT X

WORK LETTER

[TENANT BUILD]

I.    TENANT IMPROVEMENTS

The tenant improvement work (“Tenant Improvements”) shall consist of any work required to complete the Premises (including base Building Structure modifications, if approved by Landlord) pursuant to approved plans and specifications. Tenant shall employ its own architect and general contractor in constructing the Tenant Improvements. The general contractor shall be selected and engaged by Tenant on the basis of a competitive bid involving at least 3 mutually approved general contractors. The work shall be undertaken and prosecuted in accordance with the following requirements:

A.
Concurrently with sign-off by Tenant, the space plans, construction drawings and specifications for all improvements and finishes, together with any changes thereto, shall be submitted to Landlord (with samples as required) for review and approval by Landlord and its architect for the Project. To the extent applicable, the build-out of the Tenant Improvements shall include Landlord’s building standard tenant improvements, materials and specifications for the Project. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the “Landlord Contribution” as described below, Tenant shall, in addition to its other obligations herein, promptly reimburse Landlord for such costs within 10 days following receipt of invoices from Landlord marked as paid.

B.
All construction drawings prepared by Tenant’s architect shall follow Landlord’s CAD standards, which standards shall be provided to Tenant or its architect upon request. Landlord shall provide Tenant, at Landlord’s cost, with a set of “as built” drawings of the base Building.

C.	Landlord shall, subject to the foregoing, approve or disapprove any submittal of plans or specifications by Tenant within 5 business days following receipt thereof by Landlord.

D.
Tenant shall use the electrical, mechanical, plumbing and fire/life safety engineers and subcontractors designated by Landlord (the “Designated Entities”). If Tenant elects not to use the Designated Entities, Landlord may have such Designated Entities review Tenant’s Plans and the actual cost therefor shall be deducted from the Landlord Contribution. All other subcontractors shall be subject to Landlord’s reasonable approval, and Landlord may require that one or more designated subtrades be union contractors.

E.	Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction work.

F.
Tenant’s general contractor and each of its subcontractors shall comply with Landlord’s requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord prior to commencement of construction.

G.	A construction schedule shall be provided to Landlord prior to commencement of the construction work, and weekly updates shall be supplied during the progress of the work.

H.	Tenant shall give Landlord 10 days prior written notice of the commencement of construction so that Landlord may cause an appropriate notice of non-responsibility to be posted.

I.	Tenant and its general contractor shall attend weekly job meetings with Landlord’s construction manager for the Project.

J.
Upon completion of the work, Tenant shall cause to be provided to Landlord (i) as-built drawings of the Premises signed by Tenant’s architect, (ii) CAD files of the improved space compatible with Landlord’s CAD standards, (iii) a final punch list signed by Tenant, (iv) final and unconditional lien waivers from all contractors and subcontractors, (v) a duly recorded Notice of Completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the “Close-out Package”). Should Tenant fail to provide complete CAD files compatible with Landlord’s standards as required herein, Landlord may cause its architect to prepare same and the cost thereof shall be reimbursed to Landlord by Tenant within 10 days of invoice therefor.

K.	The work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws.

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L.	All of the provisions of this Lease shall apply to any activity of Tenant, its agents and contractors, in the Premises prior to the Commencement Date, except for the obligation of Tenant to pay rent.

M.
It is understood that the Tenant Improvements may be done during Tenant’s occupancy of the Premises and, in this regard, Tenant agrees to assume any risk of injury, loss or damage which may result. Tenant further agrees that it shall be solely responsible for relocating its office equipment and furniture in the Premises in order for the foregoing Tenant Improvements to be completed in the Premises, that the Commencement Date of the Lease is not conditioned upon nor shall such date be extended by the completion of the foregoing Tenant Improvements, and that no rental abatement shall result while the foregoing Tenant Improvements are completed in the Premises.

Except to the extent arising from Landlord’s negligence or willful misconduct, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any work performed by Tenant, nor shall Landlord be responsible for repairing any defective condition therein. Except in the event of a Commencement Date Delay, in no event shall Tenant’s failure to complete the Tenant Improvements extend the Commencement Date of the Lease.

II.    COST OF THE WORK

A.
Landlord shall provide to Tenant a tenant improvement allowance in the amount of $14,226,186.00 (the “Landlord Contribution”), based on $78.00 per rentable square foot of the Premises with any excess cost to be borne solely by Tenant. The Landlord Contribution shall also be utilized to fund space planning and other architectural costs (including the reasonable cost charged by Landlord’s architect to review Tenant’s drawings and CAD files), engineering costs, construction costs, plan check and permit fees, Tenant’s project management costs, and toward the out-of-pocket expenses incurred by Tenant for relocating to the Premises, including moving costs, furniture (refurbishment, installation and/or purchase), fixtures and equipment, signage, and telephone and data cabling costs. In addition to the Landlord Contribution, Landlord shall provide to Tenant an allowance not to exceed $36,477.40, based on $.20 per rentable square foot of the Premises, for Tenant’s out-of-pocket costs to prepare a preliminary space plan and 2 revisions thereto for the Tenant Improvements (“Design Allowance”). Such amount shall be paid to Tenant directly to Tenant’s architect or space planner within 30 days following Tenant’s submission of an invoice for the same. It is understood that Landlord shall be entitled to a supervision/administrative fee equal to 2% of the Landlord Contribution funded toward such costs, which fee shall be paid from the Landlord Contribution. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply the savings toward additional work. It is further understood and agreed that the Landlord Contribution shall be requested not later than 9 months after the Commencement Date to be eligible for funding by Landlord, and that Landlord shall not be obligated to fund any portion of the Landlord Contribution towards the Tenant Improvements requested after such date.

B.
Landlord shall fund the Landlord Contribution (less deductions for the above-described supervision fee and charges of Landlord’s architect) in installments as and when costs are incurred and a payment request therefor is submitted by Tenant. Each payment request shall include a copy of all supporting invoices, conditional progress payment lien waivers (in the form prescribed by the California Civil Code) for labor and materials incorporated in such payment request, unconditional lien waivers (in the form prescribed by the California Civil Code) for labor and materials on the basis of which payment has previously been by Landlord, and pertinent back-up (including copies of Tenant’s payment checks to its contractors and suppliers). Landlord shall fund the payment request within 30 days following receipt of the application and supporting materials; provided that a 10% retention shall be held on payments to Tenant until Landlord receives the complete Close-out Package. The remaining balance of the Landlord Contribution shall be funded when Landlord receives the complete Close-out Package. Prior to any payment by Landlord hereunder, Tenant shall provide to Landlord in writing the address to which such payment is to be delivered, together with a complete copy of the construction contract(s) for the Tenant Improvements.

C.
Landlord shall provide, and neither Tenant nor Tenant’s employees, agents, or contractors shall be charged for parking, elevators, access to loading docks, personnel and material costs, or for utilities or (at the time of finishes installation) temporary HVAC (during normal business hours only, unless such requirement for after-hours work is at the direction of Landlord) to the extent utilized in connection with the design and construction of the Tenant Improvements and/or Tenant’s move into the Premises.

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III.	DELAYS OF COMMENCEMENT DATE

The Commencement Date for the Premises shall occur as provided in Section 3.1 of the Lease, provided that the Commencement Date shall be extended by the number of days of actual delay of the Substantial Completion of the Tenant Improvements in the Premises to the extent caused by a “Commencement Date Delay,” as that term is defined, below, but only to the extent such Commencement Date Delay causes the Substantial Completion of the Tenant Improvements to occur after 22 weeks following the Delivery Date. As used herein, the term “Commencement Date Delay” shall mean only a “Force Majeure Delay” or a “Landlord Delay,” as those terms are defined below in this Article III of this Tenant Work Letter. As used herein, the term “Force Majeure Delay” shall mean only an actual delay resulting from strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, terrorist acts or earthquakes. As used in this Tenant Work Letter, “Landlord Delay” shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to (i) failure of Landlord to timely approve or disapprove the plans or any component of the plans; (ii) material and unreasonable interference by Landlord, its agents or its employees, agents or contractors (except as otherwise allowed under this Tenant Work Letter) with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of tenant improvements in the Building by any person; or (iii) delays due to the acts or failures to act of Landlord or its employees, agents or contractors with respect to payment of the Landlord Contribution and/or cessation of work as a result thereof, or (iv) delays due to Landlord’s failure to cause the Premises to be in the Delivery Condition on the Delivery Date.

IV.	DETERMINATION OF LEASE COMMENCEMENT DATE DELAY

If Tenant contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Lease Commencement Date Delay and (ii) the date upon which such Lease Commencement Date Delay is estimated to end. If such actions, inaction or circumstance described in the Notice set forth in (i) above of this Section of this Tenant Work Letter (the “Delay Notice”) are not cured by Landlord within 1 business day of Landlord's receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date such delay ends.

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EXHIBIT Y

PROJECT DESCRIPTION

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